UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2004

WFS Financial Inc

(Exact Name of Registrant as Specified in Charter)

California	33-93068	33-0291646

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Pasteur, Irvine, California 92618-3804
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 727-1002

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On May 24, 2004, Westcorp and WFS Financial Inc jointly announced that they had entered into a merger agreement pursuant to which Westcorp will acquire the outstanding 16% common stock interest of WFS Financial not already owned by Westcorp’s wholly owned subsidiary, Western Financial Bank. In connection with the merger, Westcorp also announced that it was filing an application with the California Department of Financial Institutions to convert Western Financial Bank’s current federal thrift charter to a California state bank charter. The transaction is subject to, among other closing conditions, the conversion of the charter, the receipt of regulatory approvals and the approval of a majority of WFS Financial’s shareholders, other than shares controlled by Westcorp. A copy of that press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

     The following exhibit is furnished herewith:

     Exhibit 99.1 – WFS Financial Inc Press Release dated May 24, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WFS FINANCIAL INC,
May 26, 2004	By:	/s/ LEE A. WHATCOTT
Lee A. Whatcott
Senior Executive Vice President, Chief Financial Officer and Chief Operations Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	WFS Financial Inc Press Release dated May 24, 2004